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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Kontron Mobile Computing, Inc.

(Name of Registrant as Specified In Its Charter)

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KONTRON MOBILE COMPUTING, INC.
7631 Anagram Drive
Eden Prairie, MN 55344

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday, June 15, 2004
3:00 p.m.

TO THE SHAREHOLDERS OF KONTRON MOBILE COMPUTING, INC:

     Notice is hereby given that the Annual Meeting of Shareholders of Kontron Mobile Computing, Inc. (the “Company”) will be held on Tuesday, June 15, 2004, at the Company’s Headquarters, 7631 Anagram Drive, Eden Prairie, Minnesota at 3:00 p.m., Minneapolis, Minnesota time, for the following purpose:

1.	To elect six members of the Board of Directors.

2.	To approve an amendment to the 1996 Directors’ Stock Option Plan to increase the number of shares issuable thereunder from 500,000 to 600,000.

3.	To transact such other business as may properly come before the meeting.

     Only holders of record of the Company’s Common Stock and Preferred Stock at the close of business on April 19, 2004 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope, vote via the telephone or vote your proxy via internet voting instructions included on your proxy card. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas Sparrvik
Chief Executive Officer

Eden Prairie, MN
April 26, 2004

IMPORTANT — PLEASE VOTE YOUR PROXY PROMPTLY
In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to vote your proxy.

PROXY STATEMENT
ITEM 1-ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16 REPORTING
CERTAIN TRANSACTIONS
ITEM TWO PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S 1996 DIRECTORS’ STOCK OPTION PLAN, AS AMENDED TO DATE (THE “PLAN”), TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN FROM 500,000 TO 600,000.
GENERAL
SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION
ATTACHMENT A KONTRON MOBILE COMPUTING, INC. SUMMARY OF THE 1996 DIRECTORS’ STOCK OPTION (As proposed to be amended)

KONTRON MOBILE COMPUTING, INC.
7631 Anagram Drive
Eden Prairie, MN 55344

PROXY STATEMENT

Annual Meeting of Shareholders
Tuesday, June 15, 2004

     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Kontron Mobile Computing, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, June 15, 2004, at 3:00 p.m. Minneapolis time, at the Company’s Headquarters, 7631 Anagram Drive, Eden Prairie, Minnesota, and any adjournments thereof (the “Annual Meeting”). Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited by mail and may also be solicited by directors, officers and employees of the Company without additional compensation for such services. This Proxy Statement and form of proxy enclosed are being mailed to shareholders on or about April 26, 2004.

     Those shares of the Company’s Common Stock, $.001 par value (the “Common Stock”) and those shares of the Company’s Series B Convertible Participating Preferred Stock, and Series C Convertible Participating Preferred Stock, $.001 par value, entitled to vote, on an as-if converted basis (the “Preferred Stock”), represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this Proxy Statement and for the approval of the other proposals discussed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a “nonvote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such nonvote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies’ authority or a duly executed proxy bearing a later date.

     A copy of the Company’s Annual Report for the fiscal year ended December 31, 2003 is being furnished to each shareholder with this proxy statement.

     Only the holders of the Common Stock and Preferred Stock whose names appeared of record on the Company’s books at the close of business on April 19, 2004 will be entitled to vote at the Annual Meeting. At the close of business on such date, a total of 14,952,926 shares of such Common Stock and 4,750,000 shares of such Preferred Stock (4,250,000 shares of Series B Preferred Stock and 500,000 shares of Series C Preferred Stock) convertible into 5,468,750 shares of Common Stock were outstanding, each share being entitled to one vote, with the Preferred Stock voting on an as-if converted basis.

ITEM 1-ELECTION OF DIRECTORS

Nominees

     The Company’s Board of Directors currently has six members: David C. Malmberg, Pierre McMaster, William P. Perron, Richard L. Poss, Thomas Sparrvik and Rudolf Wieczorek. Each director serves until such director’s successor shall have been elected and shall qualify or until such director’s earlier death, resignation, removal or disqualification.

     The Company recently established a Nominating Committee of the Board of Directors whose duties are to identify individuals qualified to become members of the Board of Directors. The Nominating Committee operates in accordance with a charter, which was approved April 16, 2004. The members of the Nominating Committee include all current directors of the Company. The charter is available on the Company’s web site (www. kontronmobile.com). Although the Company is not a listed issuer, the Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Perron and Poss are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Market, because they have no material relationship with the Company. The other members of the Committee currently do not meet this definition because Mr. Sparrvik is an employee director, Mr. Malmberg currently receives compensation from the Company pursuant to his consulting agreement with the Company and Messrs. McMaster and Wiezorek are affiliates of the Company’s majority shareholder, Kontron AG. The Nominating Committee was not formed until fiscal 2004 and took action for the first time in April 2004.

     In the fulfillment of their responsibilities to identify and recommend to the Board individuals qualified to become Board members, the Nominating Committee will take into account all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which it operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Nominating Committee will first consider current Board members since they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. The Committee will consider other shareholder recommendations for candidates to serve on the Board. These recommendations must be made to the Company by the end of each fiscal year (December 31) so as to provide the Nominating Committee appropriate time to evaluate the candidates prior to submission to the shareholders for vote at the Annual Meeting.

     The Nominating Committee has determined that the candidates nominated for election at the Annual Meeting fully meet the qualifications to serve on the Board and has recommended these candidates to the Board for presentation to the Company’s shareholders at the Annual Meeting. All of these candidates were identified by the Nominating Committee.

     Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Malmberg, McMaster, Perron, Poss, Sparrvik and Wieczorek. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock or Preferred Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The election of each nominee requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares of Common Stock and Preferred Stock on an as-if converted basis present at the Annual Meeting and entitled to vote for the election of directors or (2) 10,210,839 shares of Common Stock and Preferred Stock on an as-if converted basis which represents a majority of the shares of Common Stock and Preferred Stock on an as-if converted basis outstanding on the Record Date of April 19, 2004. Cumulative voting is not permitted in the election of directors. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other person or persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

     The following information is furnished with respect to each nominee and director:

Name	Age	Principal occupation and business experience for past five years
David C. Malmberg	61	Mr. Malmberg has served as Chairman of the Board of Directors since January 1997 and as a director of the Company since October 1996. From July 1998 until July 1999, he also served as Chief Executive Officer of the Company. Since 1994, Mr. Malmberg has been President of David C. Malmberg, Inc., a management consulting and private investment management firm. From 1972 to 1994 he

Name	Age	Principal occupation and business experience for past five years
		served in various positions, including Vice Chairman, President and Chief Operating Officer, at National Computer Systems, Inc., a provider of information systems and services to the educational, commercial and financial markets. Mr. Malmberg is Chairman of the Board of Three Five Systems, Inc., Chairman of the Board of Sagebrush Corporation and serves on the board of PPT/Vision, Inc.

Pierre McMaster	44	Mr. McMaster has been a director of the Company since December 2000. Since 2002, Mr. McMaster has been Chief Executive Officer of Shiva Corporation, an internet security company. From 1999 to 2002, Mr. McMaster served as Chairman/President of Teknor Applicom Inc. and as Chief Executive Officer Amerika of Kontron Embedded Computers AG. Prior to that time, Mr. McMaster was the Vice President of Sales of Teknor Industrial Computers, Inc. from 1988 to 1997. Mr. McMaster was on sabbatical from 1997 to 1998. Mr. McMaster has been on the Board of Directors of Kontron Embedded Computers AG since 1998.

William P. Perron	62	Mr. Perron has been a director of the Company since May 2001. Mr. Perron has been President of William P. Perron & Company Ltd., a firm specializing in taxation of highly compensated individuals, since 1985. He is also President of Venture Management Services Ltd., a firm that specializes in trust and estate administration. Mr. Perron has served on numerous boards over the past 30 years. Mr. Perron is a Certified Public Accountant and an attorney.

Richard L. Poss	58	Mr. Poss has been a director of the Company since May 2001. Mr. Poss has been the owner of St. Paul East KOA, a campground facility, in Woodbury, MN since 1991. From 1983 to 1997, he served in various positions, including Senior Vice President and President of the Data Collection Systems Business Unit, Vice President of Administration and Vice President of Human Resources, at National Computer Systems, Inc. Mr. Poss also served as a Human Resources Consultant for FieldWorks, Inc. during 1998.

Thomas Sparrvik	39	Mr. Sparrvik has been Chief Executive Officer and a director of the Company since December 2000, and from December 2000 to January 2002, also served as the Company’s President. In addition to his current position with the Company, Mr. Sparrvik also currently serves as Chief Executive Officer and President of Kontron America, Inc., located in San Diego, CA, and Chief Executive Officer of Kontron Canada, Inc., located in Quebec, Canada, both wholly owned subsidiaries of Kontron AG. Prior to joining the Company, Mr. Sparrvik was Managing Director of Laserstans AB, Sweden, a contract manufacturer of precision metal goods for industry since 1998. From 1995 to 1998, he was Managing Director at Betech Components AB. Mr. Sparrvik is a Supervisory Board Member of Kontron Embedded Computers AG and also serves on the boards of three private companies.

Rudolf Wieczorek	57	Mr. Wieczorek has been a director of the Company since December 2000. Mr. Wieczorek has served as Chief Technical Officer of Kontron and its affiliates (collectively, the “Kontron Group”) since November 1998. Mr Wieczorek was also appointed to the Managing Board of Kontron in 1998. In addition, Mr. Wieczorek has been

Name	Age	Principal occupation and business experience for past five years
Prokurist (authorized signatory) of Mikron AG and development manager of its subsidiary Boards GmbH since 1992. Prior to that time, he worked as a development manager with Kontron Elektronik GmbH since 1979.

     The following information is furnished with respect to other non-director executive officers:

Dale R. Szymborski	34	Mr. Szymborski has served as
		President of the Company since February 2002. Mr. Szymborski was a co-founder of the Company and since the Company’s inception in October 1992 he has served in various positions, including Marketing Director and most recently as General Manager.

Richard F. Woodruff Jr.	60	Mr. Woodruff has served as Vice President of Operations of the Company since August 2000. Mr. Woodruff joined the Company in November 1998 as Director of Professional Services and Applications and Support. Prior to joining the Company, Mr. Woodruff was the Director of Product Marketing and Director of Strategic Planning at Sylvan Learning Systems, Prometric Division since 1996 and President of Vector Vision Corporation from 1995 to 1996.

Meetings

     During the fiscal year ended December 31, 2003 the Board of Directors of the Company conducted its business through four regular meetings, one special meeting and one written action. All incumbent directors attended at least 75% of the meetings of the Board during the period they were members, and all incumbent directors attended at least 75% of those meetings of the committees of which they were members.

     Each of our directors is expected to make a reasonable effort to attend all board and committee meetings and our annual meeting of shareholders. All of our directors attended our 2003 Annual Meeting.

Committees

     The Company’s Audit Committee conducted its business through four meetings and two written actions during 2003. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system, reviews and appraises the audit efforts of the Company’s independent accountants and provides an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors. The current members of the audit committee include Mr. Perron, Chairman, Mr. Malmberg and Mr. Poss.

     The Company’s Compensation Committee conducted its business through one written action during 2003. The Compensation Committee determines policy with respect to compensation to executive management, specifically reviews the performance of and establishes the compensation to the Company’s Chief Executive Officer, reviews compensation to officers, and administers the Company’s stock-based employee benefit plans. The current members of the Compensation Committee include Mr. Poss, Chairman, Mr. Malmberg, Mr. McMaster, Mr. Perron and Mr. Wieczorek.

     The Company’s Nominating Committee was formed in fiscal 2004 to identify individuals qualified to become members of the Board of Directors. The current members of the Nominating Committee include all current directors of the Company.

Director Compensation

     In 2003, the Company paid $5,000 for annual directors’ fees to each of its non-employee directors not affiliated with Kontron AG, i.e., Mr. Malmberg, Mr. Perron and Mr. Poss. The Company may reimburse its outside directors for expenses actually incurred in attending meetings of the Board of Directors.

     Pursuant to the 1996 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), each director who is not also an officer or employee of the Company receives non-qualified options to purchase shares of Common Stock as follows: 25,000 shares (each an “Initial Grant”) at the time of election to the Board of Directors, and 10,000 shares (each an “Annual Grant”) at each re-election. All such options have an exercise price equal to the fair market value of a share of Common Stock on the day of grant and expire ten years after the date of grant. Initial Grants vest one third on the date of grant and one third on each of the first and second anniversaries of such date. Annual Grants vest in full six months from the date of grant.

Shareholder Communications with Board

     The Board of Directors has implemented a process by which our shareholders may send written communications to the Board’s attention. Any shareholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Kontron Mobile Computing Board of Directors c/o Corporate Secretary, RoseMary Luebke, Kontron Mobile Computing, Inc., 7631 Anagram Drive, Eden Prairie, Minnesota 55344. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication.

     The Board of Directors recommends that the shareholders elect the nominees named herein as directors of the Company as described above. The persons named in the accompanying proxy intend to vote the proxies held by them in favor of such nominees, unless otherwise directed. If no instruction is given, the accompanying proxy will be voted for such election. The affirmative vote of the greater of (1) a majority of the voting power of the shares of Common Stock and Preferred Stock on an as-if converted basis present at the Annual Meeting and entitled to vote for the election of directors or (2) 10,210,839 shares of Common Stock and Preferred Stock voted on an as-if converted basis is required for the election of each director.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

     The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company on behalf of the Board of Directors and the shareholders. The Committee also oversees the 1994 Long Term Incentive and Stock Option Plan and the Company’s other incentive compensation programs.

Compensation Philosophy and Objectives

     The Company is committed to attracting, hiring, motivating and retaining an experienced management team that can successfully develop, market the Company’s products, solutions and services. The Compensation Committee aligns its compensation plan for executive management to the attainment of Company-wide and individual performance objectives. The Committee annually reviews and evaluates the Company’s corporate performance, compensation levels and equity ownership of its executive officers. The Committee strives to establish competitive levels of compensation that are consistent with the Company’s annual and long-term performance goals, that are appropriate for each officer’s scope of responsibility, that recognize individual achievements and that will attract and retain the highest-quality personnel possible. The Committee also strives to provide an incentive to such executives to focus on the Company’s strategic goals by aligning their financial interests closely with shareholder interests.

     The Company’s compensation program has three primary components: base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. The ultimate composition of executive compensation reflects the Company’s goals of attracting and retaining highly qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal long-term performance. In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and provide incentive for reaching performance goals. The Compensation Committee believes that the use of stock options is important to align the interests of the officers with the interests of the shareholders.

Base Salary

     Annual base salaries are established as a result of the Committee’s analysis of each executive officer’s individual performance, the overall performance of the Company, the experience of the executive officer and market comparisons. The Committee also believes that executive salaries must be competitive to attract and retain key individuals. In this regard, salaries for officers are based on experience level and are intended to be competitive with salaries paid to executives in similar positions at other early stage, computer industry companies. By augmenting base salary with equity-based compensation, the Company seeks to attract and retain quality management personnel.

Cash Incentive Compensation

     The Compensation Committee establishes an executive cash bonus plan annually. The bonus plan assigns to each executive, based upon the Committees’ determination of the size of bonus appropriate for the position held by the executive, a bonus target based upon Company profitability and the attainment of specific objectives.

Stock Incentive Compensation

     The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management and shareholders’ interests. Stock options are granted to executives at the time of hire. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual, as well as recommendations of the Chief Executive Officer, and determines an appropriate amount. The stock options give the holder the right to purchase shares of the Common Stock over a seven year period. All of the grants are made at option prices equal to the fair market value of the Common Stock on the dates of grant. Therefore, the stock options have value only if the stock price appreciates from the value on the date the options were granted. This design is intended to focus executives on the enhancement of long-term shareholder value and to encourage equity ownership in the Company. Options are also subject to vesting provisions directly related to stock price performance or vest according to a designated period of time. Additional options may be granted from time to time based on individual performance, increased job responsibilities and the prior level of grants.

CEO Compensation

     The determination of the Chief Executive Officer’s salary, bonus and grants of stock options followed the policies set forth above for all executives’ compensation.

     During 2003, Mr. Thomas Sparrvik was the Company’s Chief Executive Officer. The annual base salary, annual cash bonus and stock option grant for Mr. Sparrvik was determined by the Compensation Committee.

     Annual compensation is summarized in the following table. Compensation for subsequent years will be determined by the Compensation Committee.

Richard L. Poss, Compensation Committee Chairman
David C. Malmberg, Chairman
Pierre McMaster
William P. Perron
Rudolf Wieczorek

Summary Compensation Table

     The following table sets forth the cash and non-cash compensation for the last three fiscal years awarded to or earned by Thomas Sparrvik, Chief Executive Officer, and Dale Szymborski, President, and Richard Woodruff, Vice President of Operations, the only other executive officers at the end of the year ended December 31, 2003 whose salary and bonus earned in the year exceeded $100,000 for services rendered (the “Named Executive Officers”).

						Long-Term	All Other
		Annual Compensation				Compensation	Compensation
	Fiscal			Other Annual
Name and Principle Position	Year	Salary	Bonus (2)	Compensation		Options	Other
Thomas Sparrvik (1)	2003	$24,000	$12,500	—		—	—
Chief Executive Officer	2002	26,154	17,500	—		75,000	—
	2001	140,000	81,933	$9,600	(3)	—	$23,279	(4)
Dale. R. Szymborski (5)	2003	120,000	30,000	3,882	(6)	—	3,075	(7)
President	2002	119,185	26,250	2,033	(6)	50,000	2,612	(7)
	2001	88,635	5,000	5,600	(6)	—	1,793	(7)
Richard F. Woodruff Jr. (8)	2003	115,000	12,600	—		—	2,546	(7)
Vice President of Operations	2002	114,558	19,220	—		25,000	2,628	(7)
	2001	114,677	20,850	—		—	2,660	(7)

(1)	Mr. Sparrvik was named Chief Executive Officer on December 4, 2000.

(2)	A portion of the bonus earned in each fiscal year is paid in the first quarter of the subsequent fiscal year.

(3)	Represents payment of automobile allowance.

(4)	Represents $19,879 paid to Mr. Sparrvik for relocation expenses and $3,400 for 401(k) Company match.

(5)	Mr. Szymborski was named President in February 2002.

(6)	Represents college tuition reimbursement.

(7)	Represents the Company’s 401(k) match.

(8)	Mr. Woodruff joined the Company in November 1998 and was named Vice President of Operations in August 2000.

Stock Options

     No stock options were granted to the Company’s Named Executive Officers in the year ended December 31, 2003.

     The following table sets forth information with respect to the exercise of options during 2003 and the value of options held by the Named Executive Officers as of December 31, 2003:

Aggregated Option Exercises in 2003 and Year End Option Values

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired on	Value	Options at End of 2003		At End of 2003 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable		Unexercisable
Thomas Sparrvik	—	—	137,500	87,500	$6,000		$3,000
Dale R. Szymborski	—	—	48,500	63,500	—	(2)	—	(2)
Richard F. Woodruff Jr.	—	—	82,500	42,500	—	(2)	—	(2)

(1)	Represents the difference between the closing price of the Company’s Common Stock as reported on the Over the Counter Bulletin Board on December 31, 2003 and the exercise price of the options.

(2)	On December 31, 2003 the closing price of the Company’s common stock was less than or equal to the exercise price of the options.

Employment Agreements

     Thomas Sparrvik, Chief Executive Officer, entered into a Non-Competition and Non-Solicitation Agreement on December 7, 2000. The Agreement, along with his employment offer, provides that upon his termination of employment by the Company without cause, Mr. Sparrvik will receive six months of salary continuation. Beginning January 1, 2002, Mr. Sparrvik’s annual salary was reduced from $140,000 to $24,000 to reflect his reduced day-to-day responsibilities with the Company. For the fiscal year beginning January 1, 2004, the Compensation Committee has approved Mr. Sparrvik’s annual salary at $36,000.

     Dale R. Szymborski, President, has entered into a Compensation Plan with the Company which provides for an annual salary of $120,000 in 2004, plus quarterly and annual bonus potentials based on the Company’s performance. Mr. Szymborski also has entered into a Compensation Agreement with the Company which provides that upon a termination of his employment by the Company without cause, Mr. Szymborski would receive a lump sum payment equal to 34 weeks of salary, a lump sum payment equal to 50% of the total incentive compensation paid to him during the prior four quarters, and continued participation in the Company’s health and dental insurance plans for twelve months on the same terms as if Mr. Szymborski was still employed by the Company.

     Richard F. Woodruff, Jr., Vice President of Operations, has entered into a Compensation Agreement with the Company which provides that upon a termination of his employment by the Company without cause, Mr. Woodruff will receive a lump sum payment equal to 26 weeks of salary, a lump sum payment equal to 50% of the total incentive compensation paid to him during the prior four quarters, and continued participation in the Company’s health and dental insurance plans for twelve months on the same terms as if Mr. Woodruff was still employed by the Company.

AUDIT COMMITTEE

Audit Committee Report

     In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. In addition to Audit Committee meetings, members review and discuss the interim financial information contained in each quarterly earnings announcement prior to public release.

     The Audit Committee obtained from the independent auditors a statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed their audit plans, audit scope, and identification of audit risks. The Audit Committee discussed and reviewed all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee reviewed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2003. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

William P. Perron, Audit Committee Chairman
David C. Malmberg, Chairman
Richard L. Poss

Audit Committee Independence and Composition

     Although the Company’s securities are not listed on a national securities exchange or a registered national securities association, the rules and regulations of the Securities and Exchange Commission require that the Company disclose whether the members of the Company’s Audit Committee are independent, within the meaning of the definition used by one of those organizations. The Company has evaluated the independence of its Audit Committee members using the standards adopted by the National Association of Securities Dealers (NASD). Messrs. Perron and Poss are independent within the meaning of the rules adopted by the NASD. However, Mr. Malmberg is not independent within the meaning of the NASD rules due to payments received by Mr. Malmberg from the Company pursuant to his currently effective consulting agreement with the Company.

Shareholder Return

     The graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company since March 20, 1997 (the first date of trading following the Company’s initial public offering) with the cumulative total return on the NASDAQ National Market Index and the NASDAQ Computer Index. In each case, the cumulative return is calculated assuming an investment of $100 on March 20, 1997, and reinvestment of all dividends.

	Mar 20, 1997	Jan 4, 1998	Jan 3, 1999	Jan 2, 2000	Dec 31, 2000	Dec 30, 2001	Dec 31, 2002	Dec 31, 2003
Kontron Mobile Computing, Inc.	$100.00	$85.42	$46.88	$20.32	$7.00	$9.00	$5.33	$8.00
NASDAQ Composite Index	100.00	122.39	171.64	319.03	196.19	157.81	106.06	159.09
NASDAQ Computer Index	100.00	140.00	218.83	448.84	261.01	201.96	125.49	188.43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 1, 2004 information regarding the ownership of Common Stock and Preferred Stock by (i) each director/nominee, (ii) each Named Executive Officer, (iii) all directors and executive officers (including the Named Executive Officers) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock and Preferred Stock. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent
Kontron AG (2)	13,163,242	64.5%
Burt H. Rowe Jr./Rolanco, Inc. (3)	1,030,517	6.7
David C. Malmberg (4)	319,317	1.5
Pierre McMaster (5)	45,000	*
William P. Perron (6)	70,000	*
Richard L. Poss (7)	50,000	*
Thomas Sparrvik (8)	137,500	*
Rudolf Wieczorek (9)	145,000	*
Dale R. Szymborski (10)	71,550	*
Richard F. Woodruff Jr. (11)	92,500	*
All executive officers and directors as a	930,867	4.4
group (8 persons)

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 1, 2004 are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2)	Kontron AG reported on Amendment No. 6 to Schedule 13D filed with the Securities and Exchange Commission on December 3, 2003 beneficial ownership of 13,163,242 shares, which includes 7,694,492 shares of Common Stock and 4,750,000 shares of Series B and C Preferred Convertible Stock convertible into 5,468,750 shares of Common Stock.

(3)	Based solely on a Schedule 13D filed with the Securities and Exchange Commission on December 30, 2003 by Burt H. Rowe, Jr. and Rolonco, Inc., reporting sole voting and dispositive power with respect to 1,020,100 shares of Common Stock, which includes 50,000 shares of Common Stock held by Rolonco, Inc. and currently exercisable warrants to purchase 250,000 shares of Common Stock.

(4)	Includes 23,900 shares of Common Stock, 285,000 shares of Common Stock issuable pursuant to currently exercisable options and 10,417 shares of Common Stock issuable upon exercise of warrants.

(5)	45,000 shares of Common Stock issuable pursuant to currently exercisable options.

(6)	Includes 33,500 shares of Common Stock and 36,500 shares of Common Stock issuable pursuant to currently exercisable options.

(7)	Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options.

(8)	Includes 137,500 shares of Common Stock issuable pursuant to currently exercisable options.

(9)	Includes 100,000 shares of Common Stock and 45,000 shares of Common Stock issuable pursuant to currently exercisable options.

(10)	Includes 23,050 shares of Common Stock and 48,500 shares of Common Stock issuable pursuant to currently exercisable options.

(11)	Includes 10,000 shares of Common Stock and 82,500 shares of Common Stock issuable pursuant to currently exercisable options.

SECTION 16 REPORTING

     Under federal securities laws, the Company’s directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company’s equity securities and any changes in such ownership to the SEC and the securities exchange on which the equity securities are registered or traded. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the year ended December 31, 2003. Based on information contained in their Forms 3, 4 and 5, all directors, officers and beneficial holders of 10% of the Company’s securities timely filed such reports during the year ended December 31, 2003.

CERTAIN TRANSACTIONS

     On June 2, 2003, the Company entered into a consulting agreement with David C. Malmberg, Chairman. Under the terms of the agreement, Mr. Malmberg will render consulting and advisory services for the Company. In consideration for past services rendered by Malmberg to the Company prior to the date of the agreement, the Company made a one-time payment to Mr. Malmberg of $56,383.00. Pursuant to the terms of the consulting agreement, the Company is required to pay Mr. Malmberg if he is living, or, if Mr. Malmberg is not living, to his spouse, if she is then living, a retainer in the amount of $29,880.00 per annum. The agreement’s term expires December 31, 2020.

     The Company has a credit line agreement with Kontron AG to provide up to 8.5 million Euros for operations ($10.6 million based on December 31, 2003 exchange rate). Borrowings under this agreement bear interest at 8% per annum (payable monthly). The maturity date of the note is July 1, 2011. Outstanding borrowings under this line of credit were approximately $7.1 million at December 31, 2003. In the first quarter of 2003, the Company repaid $2.0 million to Kontron AG, consisting of approximately $345,000 in accrued interest and approximately $1,655,000 in principal.

ITEM TWO

PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S
1996 DIRECTORS’ STOCK OPTION PLAN,
AS AMENDED TO DATE (THE “PLAN”), TO INCREASE
THE NUMBER OF SHARES SUBJECT TO
THE PLAN FROM 500,000 TO 600,000.

     The Board of Directors and the shareholders of the Company authorized and adopted the FieldWorks, Incorporated 1996 Directors’ Stock Option Plan (as amended to date, the “Plan”) in January 1997. The Plan name was changed to the Kontron Mobile Computing, Inc. 1996 Directors’ Stock Option Plan in June 2001. Under the Plan, each non-employee director automatically receives options to purchase shares of Common Stock of the Company as follows: 25,000 shares at the time of election to the Board of Directors and 10,000 shares at each re-election. None of the options under the Plan is an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The Plan initially authorized the Company to grant options to purchase up to an aggregate of 300,000 shares of Common Stock.

     The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining experienced and knowledgeable non-employee directors capable of providing strategic direction to, and assuring the future success of, the Company; to offer such non-employee directors incentives to put forth maximum efforts for the long-term success of the Company’s business; and to afford them an opportunity to acquire proprietary interests in the Company, thereby aligning the interests of such directors with those of the Company’s shareholders.

     As of March 31, 2004, the Company had granted options to purchase 462,500 shares of Common Stock under the Plan. Therefore, under the terms of the Plan, the Company would be able in the future to grant options to purchase no more than 37,500 additional shares of Common Stock. The Company’s management believes that to continue to provide incentive to retain non-employee directors that the Company be able to grant a greater number of options to its non-employee directors. As a result, on April 16, 2004, the Board of Directors authorized an increase in the number of shares of Common Stock that may be granted under the Plan from 500,000 shares to 600,000, subject to shareholder approval of such amendment. The closing price of a share of Common Stock as reported by the Over The Counter Bulletin Board on March 31, 2004, was $0.40; based on such price the aggregate market value of the additional shares which may be issued under the Plan pursuant to the proposed amendment was $40,000.

     Item Two approves the action of the Board of Directors in amending the Plan to increase the number of shares of Common Stock as to which options may be granted under the Plan. If not approved, the aggregate number of shares of Common Stock available under the Plan will remain 500,000.

     The following is a summary of the Plan that is qualified in its entirety by reference to the actual text of the Plan, which is included as Attachment A.

     The Plan allows awards of stock options to non-employee directors of the Company. The awards are more fully described below.

     The option price is 100% of the fair market value of a share of Common Stock on the date of grant of the option. The fair market value per share is the closing price on the Over The Counter Bulletin Board on the date of grant of the option.

     Options granted to non-employee directors upon the date such directors first become members of the Board of Directors are exercisable in three equal annual installments with the first one-third vesting on the date of grant and the two remaining installments vesting on the first and second anniversary of such grant. Options granted to non-employee directors who have served on the Board of Directors since the last regular meeting of shareholders of the Company and will continue to serve after the date of grant of such options become exercisable six months subsequent to the date of grant.

     In the event of changes in the Company’s capitalization, including a merger, consolidation, reorganization, recapitalization, dividend, stock split, or other change in the corporate structure, adjustments in the Plan and outstanding options shall be made by the Board of Directors if it determines an adjustment to be appropriate. The aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and the amount payable upon exercise of outstanding options may be adjusted.

     Generally, there is no taxable income to a participant in the Plan as a result of the grant of an option. Upon exercise of such an option, the difference between the exercise price and the fair market value at the time of exercise will be subject to taxation as ordinary income.

     When an option holder sells shares acquired by the exercise of an option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss.

Board of Directors’ Recommendation and Vote Required

     The Board of Directors unanimously recommends a vote FOR Item Two. Approval of the amendment to the Plan requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares of Common Stock and Preferred Stock present at the Annual Meeting and entitled to vote or (2) 10,210,839 shares of Common Stock and Preferred Stock.

     Proxies solicited by the Board of Directors will be voted FOR Item Two unless shareholders specify otherwise on their proxy cards.

INDEPENDENT PUBLIC ACCOUNTANTS

     On July 23, 2002, the Audit Committee approved discontinuing the engagement of Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent auditors and engaging Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent auditors for the year ending December 31, 2002. Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 30, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the Company’s fiscal years ended December 30, 2001 and December 31, 2000 and through July 23, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with Arthur Andersen’s report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act. During the fiscal years ended December 30, 2001 and December 31, 2000 and through July 23, 2002, the Company did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K. The firm of Deloitte & Touche had been the independent auditors for the Company since July 23, 2002.

     On July 14, 2003, the Audit Committee approved discontinuing the engagement of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent auditors and engaging Boulay, Heutmaker, Zibell & Co. P.L.L.P. (“BHZ”) to serve as the Company’s independent auditors for the year ending December 31, 2003. Deloitte & Touche’s report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit for the Company’s fiscal year ended December 31, 2002 and through July 14, 2003, there were no disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Deloitte & Touche’s satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreements in connection with Deloitte & Touche’s report on the Company’s consolidated financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act. During the fiscal year ended December 31, 2002 and through July 14, 2003, the Company did not consult BHZ with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K. The firm of Boulay, Heutmaker, Zibell & Co. P.L.L.P. has been the independent auditors for the Company since July 14, 2003.

     Arthur Andersen had served as the Company’s independent public accountants since 1993 and Deloitte & Touche had served as the Company’s independent public accountants since 2002. In addition, during the Company’s fiscal year ended December 31, 2003, Deloitte & Touche consulted with Kontron Mobile Computing on various matters and performed services for the Company for fees and expenses as follows:

     Audit Fees. In 2002, audit fees billed to the Company by Arthur Andersen for the review of the Company’s first quarter financial statements included in the Company’s quarterly report on Form 10-Q were $4,000. Audit fees billed to the Company by Deloitte & Touche for the audit of the Company’s financial statements for the fiscal year ended December 31, 2002 and for the second and third quarter reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q totaled $50,000. In 2003, audit fees billed to the Company by Deloitte & Touche for the review of the Company’s first quarter financial statements included in the Company’s quarterly report on Form 10-Q were $7,000. Audit fees billed or expected to be billed to the Company by BHZ for the audit of the Company’s financial statements for the fiscal year ended December 31, 2003 and for the second and third quarter reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q totaled $57,585.

     Audit-Related Fees. The Company was not billed any amounts by Arthur Andersen, Deloitte & Touche, or BHZ for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements during fiscal year 2002 or 2003 that are not reported under “Audit Fees”.

     Tax Fees. In 2002, tax-related fees billed to the Company by Arthur Andersen for tax compliance and tax planning totaled $21,700. Fees billed to the Company by Deloitte & Touche for tax-related services in 2002 totaled $8,500. In 2003, fees billed or expected to be billed to the Company by BHZ for tax-related services totaled $6,000.

     All Other Fees. The Company was not billed any amounts by Arthur Andersen, Deloitte & Touche, or BHZ for other services during 2002 or 2003.

     Pre-Approval of Independent Auditor Services and Fees. The Company’s Audit Committee Charter, adopted by the Board, requires that the Audit Committee approve the retention of the independent auditors for any non-audit service and consider whether the provision of these non-audit services by the outside auditors is compatible with maintaining the outside auditor’s independence, prior to engagement for such services. The Audit Committee actively monitors the relationship between audit and non-audit services provided. In 2002 and 2003, all of the services listed were pre-approved by the Audit Committee.

     Representatives of BHZ will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

GENERAL

     The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement which will be acted upon at the Annual Meeting. In the event that any other matters that are proposed after May 6, 2004 properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

SHAREHOLDER PROPOSALS

     Any proposal by a shareholder to be presented at the annual meeting of shareholders to be held in 2005 which the shareholder intends to request be included in the Company’s proxy statement must be received at the Company’s principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 before December 27, 2004. Any other proposals to be presented at the annual meeting of shareholders to be held in 2004 must be received in writing at the Company’s principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed to shareholders. Any such notice must contain the specific information required by the Company’s Bylaws, a copy of which will be provided to any shareholder upon written request.

ADDITIONAL INFORMATION

     A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is furnished with this Proxy Statement.

     Please mark, sign, date and return promptly the enclosed proxy in the envelope provided. The signing of a proxy will not prevent you from attending the meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas Sparrvik
Chief Executive Officer

Dated: April 26, 2004

ATTACHMENT A
KONTRON MOBILE COMPUTING, INC.
SUMMARY OF THE 1996 DIRECTORS’ STOCK OPTION
(As proposed to be amended)

     This Plan shall be know as the “Kontron Mobile Computing, Inc. 1996 Directors’ Stock Option Plan” and is hereinafter referred to as the “Plan”. The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining experienced knowledgeable non-employee directors capable of providing strategic direction to, and assuring the future success of, the Company; to offer such non-employee directors incentives to put forth maximum efforts for the long-term success of the Company’s business; and to afford them an opportunity to acquire proprietary interests in the Company, thereby aligning the interests of such directors with those of the Company’s shareholders.

     Under the Plan, each non-employee director automatically receives options to purchase shares of Common Stock of the Company as follows: 25,000 shares at the time of election to the Board of Directors and 10,000 shares at each re-election. None of the options under the Plan is an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

     The option price for shares of Common Stock subject to an option is 100% of the fair market value of a share of Common Stock on the date of grant of the option. Determinations of fair market value under the Plan are made in accordance with methods and procedures established from time to time by the Board of Directors. However, if there is a public market for the Common Stock, the fair market value per share is the closing price of the Common Stock in the over-the-counter market on the date of grant or, if the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per share is the closing price on such system or exchange on the date of grant of the option.

     Options may be exercised upon written notice to the Company and by payment in full of the exercise price, either by check payable to the Company, in shares of Common Stock, or in any combination thereof. The term of each option is ten years.

     If a non-employee director ceases to serve as a director of the Company, such director may exercise his or her options to the extent he or she was entitled to exercise such options at the date of cessation of service, or if such non-employee director does not exercise such option (which he or she was entitled to exercise) within the term of such option, the option will terminate. However, if a non-employee director dies during the term of an option, and at the time of death was serving as a director and had been so serving since the grant of the option, the option may be exercised by such director’s estate or by a person acquiring the right by bequest or inheritance (but only to the extent of the right to exercise that would have accrued had the director continued living and remained serving as a director for six months after the date of death). If a director’s death occurs within thirty (30) days after the cessation of such director’s service on the Board of Directors, then the option may be exercised by such director’s estate or be a person who acquired the right by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of cessation of such director’s service on the Board of Directors.

     Options granted to non-employee directors upon the date such directors first become members of the Board of Directors are exercisable in three equal annual installments with the first one-third vesting on the date of grant and the two remaining installments vesting on the first and second anniversary of such grant. Options granted to non-employee directors who have served on the Board of Directors since the last regular meeting of shareholders of the Company and will continue to serve after the date of grant of such options become exercisable six months subsequent to the date of grant.

     The aggregate number of shares of the Company’s Common Stock which may be issued under all options granted pursuant to the Plan is 600,000 (subject to adjustment upon certain changes in the Company’s capitalization as described below). If any shares of Common Stock subject to any option are not purchased or are forfeited, or if any option terminates without the delivery of shares, the shares previously used for such options will be available for future awards under the Plan.

     If there is any change in the capitalization of the Company through merger, consolidation, reorganization, recapitalization, dividend or other distribution (whether in the form of cash, shares of Common Stock, securities or other property), stock split or other change in the corporate structure, adjustments in the Plan and outstanding options shall be made by the Board of Directors if it determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and the amount payable upon exercise of outstanding options.

     No option under the Plan is transferable by an optionee other than by will or the laws of descent and distribution. Options are exercisable during an optionee’s lifetime only by the optionee.

     The Board of Directors may amend or discontinue the Plan at any time. No amendment of the Plan, however, may, without the approval of the shareholders, be made that, absent such approval, would cause Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to become unavailable with respect to the Plan or would violate the rules or regulations of the NASDAQ National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable the Company.

     The Plan terminates on January 20, 2007, and no awards may be made after that date.

     The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

     The descriptions contained herein of the Plan and the awards thereunder do not purport to be complete, and reference is made to the Plan and the award agreements thereunder, and any amendments thereto, for a full statement of the terms and provisions thereof.

RESALE AND OTHER RESTRICTIONS

     Non-employee directors of the Company will, in order to resell any shares of the Company’s capital stock acquired by them upon exercise of options granted to them under the Plan, be required either to observe the resale limitations of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or to offer their shares for resale through the use of a “reoffer prospectus” filed by the Company on their behalf pursuant to applicable rules and regulations of the Securities and Exchange Commission.

     Non-employee directors of the Company are also subject to the share ownership reporting and short-swing trading liability rules promulgated under Section 16 of the Exchange Act and, therefore, each director receiving options under the Plan should consult with legal counsel prior to selling any shares of capital stock, including shares acquire pursuant to the exercise of options under the Plan.

FEDERAL INCOME TAX MATTERS

     Due to the complexity of the applicable provisions of the Code, this Prospectus only sets forth the general tax principles affecting options which may be granted under the Plan. The general tax principles discussed below are based on current federal income tax laws and regulations and are subject to change that may be brought about by subsequent legislation or by regulations and administrative interpretations and rulings, any of which may be applied on a retroactive basis. Non-employee directors receiving options may be subject to state or local income taxes and should refer to the applicable laws in those jurisdictions. Each non-employee director receiving an option should consult his or her own tax counsel on questions regarding tax liability upon the receipt or exercise of an option or the subsequent disposition of shares received upon exercise or otherwise. The Plan is not qualified under Section 401 of the Code.

     Generally, there is no taxable income to a participant in the Plan as a result of the grant of an option. Upon exercise of such an option, the difference between the exercise price and the fair market value at the time of exercise will be subject to taxation as ordinary income. The Company is not entitled to a tax deduction upon grant of an option but is entitled to a tax deduction equal to the employee’s taxable income realized upon exercise of the option.

     If the optionholder purchases Common Stock for cash, the optionholder’s original tax basis in the shares received will be equal to the sum of the option price for the shares plus the amount which the optionholder is required to recognize as income as a result of the exercise of the option. If the optionholder purchases shares by tendering other shares of the Common Stock of the Company then owned by the optionholder, the optionholder will not recognize gain or loss on the tendered shares, but the optionholder’s original tax basis for an equal number of acquired shares will be the same as the optionholder’s adjusted tax basis for the tendered shares. The remaining acquired shares will have an original tax basis equal to the sum of the amount paid in cash, if any, plus any amount which the optionholder is required to recognize as income as a result of the exercise of the option.

     When an optionholder sells shares acquired by the exercise of an option, the difference between the amount received and the adjusted tax basis of the shares will be gain or loss. If, as usually is the case, the Common Stock is a capital asset in the hands of the optionholder, such gain will be short-term or long-term capital gain, depending upon whether the holding period for such shares is more or less than one year.

     An optionholder’s holding period for shares acquired by exercising such an option, for purposes of determining whether any capital gain or loss on their subsequent sale is long-term or short-term, depending upon whether the holding period is more or less than one year, shall begin at the time of the exercise of the option, except that the optionholder’s holding period for acquired shares having the same basis as tendered shares shall include the period during which the tendered shares were held if, as usually is the case, the Common Stock is a capital asset in the hands of the holder.

KONTRON MOBILE COMPUTING, INC.

ANNUAL MEETING

Tuesday, June 15, 2004
3:00 p.m. Central Time

Company Headquarters
7631 Anagram Drive
Eden Prairie, Minnesota

KONTRON MOBILE COMPUTING, INC.	proxy
7631 Anagram Drive, Eden Prairie, MN 55344

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas Sparrvik and RoseMary Luebke, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Kontron Mobile Computing, Inc. to be held on June 15, 2004, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

If no choice is specified, the proxy will be voted “FOR” each item.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 14, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/kmbc/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 14, 2004.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Kontron Mobile Computing, Inc. c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

- Please detach here -

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 David C. Malmberg	04 Richard L. Poss	☐	Vote FOR	☐	Vote WITHHELD
		02 Pierre McMaster	05 Thomas Sparrvik		all nominees		from all nominees
		03 William P. Perron	06 Rudolf Wieczorek		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the 1996 Directors’ Stock Option Plan to increase the number of shares issuable thereunder from 500,000 to 600,000.	☐	For	☐	Against	☐	Abstain

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH ITEM.

Address Change? Mark Box	☐
Indicate changes below:		Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.